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                                                                    EXHIBIT 12.1


Mission Energy Holding Company
Ratio of Earnings to Fixed Charges (000s)


                                                                       Years ended December 31,
                                                                       ------------------------
                                                      2000          1999          1998          1997        1996
                                                      ----          ----          ----          ----        ----
Earnings:
Income (loss) before taxes and accounting
   change..................................        $ 180,098     $ 103,705     $ 202,579     $ 185,515     $ 174,110
Adjustments:
   Fixed charges, as below.................          797,891       439,300       260,439       275,426       261,885
   Interest capitalized....................          (14,281)      (27,471)      (26,300)      (15,000)      (64,400)
   Equity in earnings of equity method
     investments...........................         (100,569)      (79,433)      (45,984)      (76,694)      (72,272)
   Dividends from equity method
   investments.............................          121,463        80,891        49,208        82,576        72,787
                                                   -----------------------------------------------------------------
Earnings as adjusted.......................        $ 984,602     $ 516,992     $ 439,942     $ 451,823     $ 372,110
                                                   =========     =========     =========     =========     =========


Fixed Charges:
Interest on indebtedness (expense and
   capitalized)............................        $ 729,201     $ 413,811     $ 245,220     $ 260,249       246,895

Dividends on preferred securities..........           32,075        22,375        13,149        13,167        13,100

Interest portion of rental expense.........           36,615         3,114         2,070         2,010         1,890
                                                   -----------------------------------------------------------------
                                                   $ 797,891     $ 439,300     $ 260,439     $ 275,426     $ 261,885
                                                   =========     =========     =========     =========     =========

Ratio of earnings to fixed charges.........             1.23          1.18          1.69          1.64          1.42

                                                       Six months ended June 30,
                                                       -------------------------
                                                        2001           2000
                                                        ----           ----
Earnings:
Income (loss) before taxes and accounting
   change..................................        $   4,488     $  (76,457)
Adjustments:
   Fixed charges, as below.................          373,906        400,311
   Interest capitalized....................          (10,030)        (7,800)
   Equity in earnings of equity method
     investments...........................          (71,807)       (27,758)
   Dividends from equity method
   investments.............................           51,930         35,462
                                                   ------------------------
Earnings as adjusted.......................        $ 348,488     $  323,758
                                                   =========      =========


Fixed Charges:
Interest on indebtedness (expense and
   capitalized)............................        $ 343,219     $  382,394

Dividends on preferred securities..........           12,380         16,360

Interest portion of rental expense.........           18,307          1,557
                                                   ------------------------
                                                   $ 373,906     $  400,311
                                                   =========      =========

Ratio of earnings to fixed charges.........             0.93           0.81
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